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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) December 9, 1998
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                                MIRAGE HOLDINGS, INC.
                (Exact name of registrant as specified in its charter)


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                                        Nevada
                    (State or other jurisdiction of incorporation)


        333-28861                                         95-4627685
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(Commission File Number)                       (IRS Employer Identification No.)


3000 West Olympic Boulevard, Suite 2235, Santa Monica, California       90404
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:  (310) 264-3939
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ITEM 5.   OTHER EVENTS

          TERMINATION OF REGISTRANT'S CHIEF FINANCIAL OFFICER AND DIRECTOR

          On October 26, 1998, Mr. Gill Champion Vice President, Chief Executive Officer, and a Director of MIRAGE HOLDINGS, INC. (the "Registrant" or "Company") was terminated from all positions held at the Registrant, including as an officer and director.

          A dispute exists between Mr. Champion and the Company concerning the application of the underwriter's lock-up agreement to certain shares of the Registrant's stock held by Mr. Champion.

          NEW CHIEF FINANCIAL OFFICER

          Upon the decision to terminate Mr. Champion as described above, Mr. Najeeb Ghauri stepped forward and agreed to take over the position of Chief Financial Officer. Therefore, pursuant to a unanimous consent of the directors of the Registrant on October 26, 1998, Najeeb Ghauri was appointed to fill the office of Chief Financial Officer left vacant by Mr. Gill Champion and assume the responsibilities of Chief Financial Officer until the Annual Meeting of Board of Directors of the Registrant on November 20, 1998. At the Annual Meeting of the Board of Directors, Mr. Najeeb Ghauri was elected as President, Secretary and Chief Financial Officer.

          COMPANY'S MOVEMENT INTO THE TECHNOLOGY INDUSTRY

          At the Company's annual Shareholders Meeting held on November 20, 1998, the Company's majority of shareholders resolved that the Company should move to phase out its business in the fashion and retail industry and concentrate wholly in the technology industry. The recent acquisition by the Company of Network Solutions (Pvt.) Limited and NetSol (U.K.) Ltd., both of which specialize in the software industry, was instrumental in the shareholders' decision to posture the Registrant for fiscal year 1999.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 1998            MIRAGE HOLDINGS, INC.



                                   By:  /s/ Najeeb Ghauri
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                                        Najeeb Ghauri
                                   Its: Chief Executive Officer, President,
                                        Chief Financial Officer, and Secretary